Exhibit 10.11

LOAN AGREEMENT

This LOAN AGREEMENT (the “Agreement”) is made as of the 3rd day of February, 2011 by and between Del Mar Pharmaceuticals (BC) Ltd, a corporation formed under the laws of British Columbia, Canada with registered offices at Suite 1300 – 777 Dunsmuir Street, Vancouver, Canada (the “Borrower”), and Valent Technologies LLC, a California Limited Liability Company with offices at 3475 Edison Way, Suite R, Menlo Park, California 94025 (the “Lender”)

The parties hereby agree as follows

SECTION 1. AMOUNT AND TERMS OF THE LOAN

1.1
THE LOAN. Subject to the terms of this agreement, the Borrower shall borrow from the Lender and the Lender shall lend to the amount or amounts, in aggregate (the “Loan”) pursuant to one or more promissory notes in the form attached hereto as Exhibit A (the “Note”).

1.2
INTEREST. The Loan shall bear interest on the unpaid principal balance thereof from the date of disbursement until the Loan is repaid in full at a per annum rate equal to three percent (3%). Interest shall be payable annually.

1.3
METHOD OF PAYMENT TO LENDER. All payments of principal and interest on the Note shall be paid directly to the Lender at its office as provided above, or to such other place as the Lender shall designate.

1.4	TERM OF LOAN. The Loan shall be due and payable on demand.

1.5
SPECIAL REPAYMENT PROVISION. During the term of the Loan the Lender may, at its option, elect to have the Borrower repay any portion of the remaining principal and interest due on the Loan by the Borrower’s common stock payable in shares of the Borrower’s capital stock in lieu of cash, at a price per share equal to the price per share of the Borrower’s most recent financing transaction, or if the Borrower’s common stock is traded on a public stock exchange at a price equal to the average closing price of the Borrowers common stock for the 20 trading days immediately preceding the election to accept stock in lieu of cash.

SECTION 2. DELIVERY OF LOAN PROCEEDS. Upon execution of this Agreement, (i) the Lender will deliver to Borrower a check or wire transfer funds or provide evidence of expenditures incurred by the Lender on behalf of the borrower (the “Delivery Date”), and (ii) the Borrower shall deliver to the Lender, the Note representing the Loan.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE BORROWER

The Borrower hereby warrants to the Lender as follows:

3.1 CORPORATE POWER. The Borrower has all requisite corporate power to execute and deliver  this Agreement and to carry out and perform its obligations under the terms of this Agreement

3.2 AUTHORIZATION. All corporate action on the part of the Borrower necessary for the authorization, execution, delivery, and performance of this Agreement by the Borrower and the performance of the Borrower’s obligations hereunder, including the issuance and delivery of the Note, has been taken or will be taken prior to the Delivery Date. This Agreement and the Note, when executed and delivered by the Borrower, shall constitute valid and binding obligations of the Borrower enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy.

3.3 GOVERNMENTAL CONSENTS. All consents, approvals, orders or authorizations of, or registrations, qualifications, designations, declarations or filings with, any governmental authority, required on the part of the Borrower in connection with the valid execution and delivery of this Agreement, the offer, sale, or issuance of the Note or the consummation of any other transaction contemplated hereby shall have been obtained and will be effective at the Delivery Date.

SECTION 4. REPRESENTATION AND WARRANTIES OF THE LENDER

4.1 PURCHASE FOR OWN ACCOUNT. The Lender represents that it is acquiring the Note solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the Note or any part, thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

4.2 NO COMMISSIONS. The Lender represents that it has no knowledge that any commission or other remuneration is due or payable, directly or indirectly, to any arising from the transaction contemplated hereby.

SECTION 5. MISCELLANEOUS

5.1 NO PROHIBITION ON TRANSFER OR ASSIGNMENT. The Borrower agrees that the Lender may sell, transfer, assign or otherwise convey the note.

5.2 BINDING AGREEMENT. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

5.3 GOVERNING LAW. This agreement and the Note shall be governed by and construed under the laws of the State of New York.

5.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute this Agreement.

5.5 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in constructing and interpreting this Agreement.

5.6 NOTICES. Any notice required or permitted under this Agreement shall be in writing given to the parties at their addresses indicated above, or at such other addresses as such party may designate by ten (10) days advance written notice to the other party. Any notice so given shall be deemed given on the day transmitted; provided however that if said transmission is made after 4:00 p.m. EST, the notice shall be deemed given the following business day.

5.7 MODIFICATION WAIVER. No modification or waiver of any provision of this Agreement or consent or departure therefrom shall be effective unless in writing and approved by the borrower and the Lender

IN WITNESS THEREOF, the parties have executed this Agreement as of the date first written above

LENDER	BORROWER

Valent Technologies, LLC	Del Mar Pharmaceuticals (BC) Ltd.

/s/ Dennis Brown	/s/ Jeffrey A. Bacha
Dennis Brown, PhD, Principal	Jeffrey A. Bacha, President & CEO

EXHIBIT A
DEL MAR PHARMACEUTICALS (BC) LTD.

PROMISSORY NOTE

US$250,000	February 5, 2011

FOR VALUE RECEIVED, Del Mar Pharmaceuticals (BC) Ltd, a corporation formed under the laws of British Columbia, Canada with registered offices at Suite 1300 – 777 Dunsmuir Street, Vancouver, Canada (the “Borrower”), hereby promises to pay to the order of Valent Technologies LLC., a California Limited Liability Company with offices at 3475 Edison Way, Suite R, Menlo Park, California 94025 (the “Lender”), the sum of Two Hundred Fifty Thousand Dollars ($250,000) together with all accrued and unpaid interest thereon at the rate of three percent (3%) per annum upon demand. Interest on the Note shall be payable annually. Payment on this Note is subject to the terms of the related Loan Agreement between Lender and Borrower dated as of February 3, 2011 including Section 1.5 thereof. Payment on this Note shall be made in lawful money of the United States of America at such place as the Lender or any subsequent holder hereof shall have designated to the Borrower in writing.

The Borrower hereby agrees to indemnify the holder of this Note against  and hold it harmless from any costs and expenses, including, without limitation, reasonable attorneys’ fees, disbursements and court costs, incurred by the holder of this Note in connection with the enforcement of the terms hereof.
If this note becomes due or payable on a Saturday, Sunday, or public holiday under the laws of the State of New York, the date thereof shall be extended to the next succeeding business day.

Presentment for payment, notice of dishonor, protest and notice of protest are hereby waived.
This Note may not be modified orally, and shall be governed, construed and interpreted under the internal laws of the State of New York without reference to principles of conflicts or choice of law. Borrower agrees that any legal suit, action or proceeding arising out of or relating to this Note shall be instituted exclusively in the courts of the State of New York and waives any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum for such suit, action or proceeding.

No delay on the part of any holder hereof in exercising any power or rights hereunder shall operate as a waiver of any power or rights. Any demand or notice hereunder to the Borrower shall be deemed duly given or made when sent, if given by personal delivery or overnight commercial carrier, or the third day after deposit in the United States mail, certified mail, return receipt requested, addressed to the Borrower at its address (or telecopier number) set forth above or such other address or telecopier number as may be hereafter designated in writing by the Borrower to the Lender.

DEL MAR PHARMACEUTICALS (BC) LTD.

BY
/s/ Jeffrey A. Bacha
Name: Jeffrey A. Bacha
Title: President & CEO

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